UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2017

Mallinckrodt public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Lotus Park, The Causeway, Staines Upon Thames,
Surrey TW18 3AG, United Kingdom
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  +44 017 8463 6700

Perth House, Millennium Way,
Chesterfield, Derbyshire, United Kingdom, S41 8ND
(Former name or former address, if changed since last report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On January 27, 2017, Mallinckrodt Chemical Holdings (U.K.) Limited (“Mallinckrodt UK”) and Mallinckrodt Netherlands Holdings B.V. (collectively, the “Sellers”), each a subsidiary of Mallinckrodt plc (the “Company”), completed the previously disclosed sale of the Company’s nuclear medicine business (the “Business”) to GLO Dutch Bidco B.V. and GLO US Bidco, LLC (collectively, the “Buyers”) for approximately $690 million before tax impacts, including up-front consideration of approximately $574 million, the assumption of approximately $39 million of long-term obligations, and approximately $77 million of contingent consideration, pursuant to that certain Share Purchase Agreement, dated as of August 24, 2016, by and among the Sellers and Buyers (the “Purchase Agreement”), as amended by that certain First Amendment to Share Purchase Agreement, dated as of December 15, 2016, by and among the Sellers and Buyers (the “First Amendment”). Contingent consideration of up to $50 million would be paid in cash, if earned, based on the achievement of certain revenue targets for each of 2017-2021 and contingent consideration of up to $27 million would be paid in the form of vendor preferred equity certificates, if earned, based on the achievement of certain revenue targets for each of 2017-2019.
The Sellers and the Buyers have entered into certain ancillary agreements, including (i) a transition services agreement pursuant to which Mallinckrodt UK will provide the Buyers, and GLO US Bidco, LLC will provide the Sellers, with certain transition services for a limited time period following the closing, and (ii) an information technology carve-out agreement pursuant to which an affiliate of the Sellers will assist the Buyers in building certain information technology services.
The foregoing summary of the transactions contemplated by the Purchase Agreement and the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2016, and the First Amendment which is filed herewith as Exhibit 2.2, which are incorporated herein by reference.
The Purchase Agreement and First Amendment have been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Sellers or Buyers or any of their affiliates, their respective businesses, or the actual conduct of their respective businesses during the period prior to the closing of the transactions contemplated by the Purchase Agreement and First Amendment. The Purchase Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by a confidential disclosure schedule delivered by Sellers in connection with the Purchase Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 7.01    Regulation FD Disclosure.
On January 27, 2017, the Company issued a press release announcing, among other things, the completion of the sale of the Business. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1*
Share Purchase Agreement, dated as of August 24, 2016, by and among Mallinckrodt Chemical Holdings (U.K.) Limited, Mallinckrodt Netherlands Holdings B.V., GLO Dutch Bidco B.V. and GLO US Bidco, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed August 24, 2016).

2.2
First Amendment to Share Purchase Agreement, dated as of December 15, 2016, by and among Mallinckrodt Chemical Holdings (U.K.) Limited, Mallinckrodt Netherlands Holdings B.V., GLO Dutch Bidco B.V. and GLO US Bidco, LLC.

99.1	Press Release issued by Mallinckrodt plc on January 27, 2017, announcing the sale of the Business.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules and exhibits will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PUBLIC LIMITED COMPANY
(registrant)

Date:	January 27, 2017	By:	/s/ Kenneth L. Wagner
Kenneth L. Wagner
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1*
Share Purchase Agreement, dated as of August 24, 2016, by and among Mallinckrodt Chemical Holdings (U.K.) Limited, Mallinckrodt Netherlands Holdings B.V., GLO Dutch Bidco B.V. and GLO US Bidco, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed August 24, 2016).

2.2
First Amendment to Share Purchase Agreement, dated as of December 15, 2016, by and among Mallinckrodt Chemical Holdings (U.K.) Limited, Mallinckrodt Netherlands Holdings B.V., GLO Dutch Bidco B.V. and GLO US Bidco, LLC.

99.1	Press Release issued by Mallinckrodt plc on January 17, 2017, announcing the sale of the Business.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules and exhibits will be furnished supplementally to the SEC upon request.